Exhibit 3.2

BY-LAWS OF STEELCASE INC.

(“By-laws”)

Adopted as of: December 11, 2025

ARTICLE I. CORPORATE OFFICES

Steelcase Inc. (the “Corporation”) may have its principal office and such other offices, either within or without the State of Michigan as the board of directors (the “Board of Directors”) may designate or as the business of the Corporation may require from time to time. The Corporation may have such other offices, either within or without the State of Michigan, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1. Annual Meeting:

The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected, and any other proper business may be transacted.

SECTION 2. Special Meetings:

Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than twenty-five percent (25%) of all of the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting:

The Board of Directors may designate any place, either within or without the State of Michigan unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Michigan, unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Michigan.

SECTION 4. Notice of Meeting:

Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Telephonic Meeting of Shareholders:

A shareholder shall be deemed to be personally present for the conduct of business at any meeting of the shareholders for which notice was given if such shareholder participates in said meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other discuss the matters presented at the meeting.

SECTION 6. Closing of Transfer Books or Fixing of Record Date:

For purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, shareholders entitled to express consent to or dissent from a proposal without a meeting, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, shareholders entitled to express consent to or dissent from a proposal without a meeting, or shareholders entitled to receive payment of a dividend or distribution, allotment of a right, or for the purpose of any other action, then the record date for such determination of shareholders shall be determined as follows: (i) for action to be taken at a meeting, the record date shall be the close of business on the day next preceding the day on which notice is given is given or, if no notice is given, the day next preceding the day on which the meeting is held; (ii) for action to be taken without a meeting, (A) if prior action by the Board of Directors is required with respect to the corporate action, the record date shall be the close of business on the day on which the resolution of the Board of Directors is adopted and (B) if prior action by the Board of Directors is not required, the record date shall be the first date on which a signed written consent is delivered to the corporation as provided in the Business Corporation Act of Michigan, as amended (the “Act”); and (iii) with respect to payment of a dividend or distribution, allotment of a right, or for the purpose of any other action, the record date shall be the close of business on the day on which the resolution of the Board of Directors relating to the corporate action is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. Voting Lists:

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of all shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.

SECTION 8. Quorum:

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 9. Proxies:

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his, her or its duly authorized Attorney in Fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after twenty-four (24) months from the date of its execution, unless otherwise provided in the proxy.

SECTION 10. Voting of Shares:

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

SECTION 11. Voting of Shares by Certain Holders:

Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, her or it, either in person or by proxy, without a transfer of such shares into his, her or its name. Shares standing in the name of a trustee may be voted by him, her or it, either in person or by proxy, but no trustee shall be entitled to vote shares held by him, her or it without a transfer of such shares into his, her or its name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his, her or its name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

SECTION 12. Informal Action by Shareholders:

Unless otherwise provided by law, any action required or permitted under the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares that have at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers:

The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications:

There shall be not less than one (1) nor more than five (5) directors of the Corporation, as determined by the incorporator, the Board of Directors or the shareholders and as elected by the shareholders. Each director shall hold office until the next annual meeting of the shareholders, and until his or her successors shall have been duly elected and qualified.

SECTION 3. Regular Meetings:

A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. Special Meetings:

Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice:

Notice of any special meeting shall be given at least seven (7) days previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by e-mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by e-mail, such notice shall be deemed to be delivered upon confirmation of receipt (excluding out-of-office or other similar automated replies). Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is now lawfully called or convened.

SECTION 6. Quorum:

A majority of the number of directors fixed by section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting:

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Action Without a Meeting:

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action to be so taken, shall be signed before such action by all of the directors.

SECTION 9. Telephonic Meeting of Directors:

A director shall be deemed to be personally present for the conduct of business at any meeting of the Board of Directors if such director participates in said meeting by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other and discuss the matters presented to the Board of Directors.

SECTION 10. Vacancies:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 11. Compensation:

By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12. Voting by Directors:

A director of the Corporation who is present at any meeting of the Board of Directors at which action on any corporate matter is proposed, may vote in favor of such proposal, may vote against such proposal, or may abstain from voting on such proposal. A director shall be deemed to have assented to any action taken at a meeting at which he or she was present unless his or her dissent or abstention therefrom shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or notice of abstention on such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or notice of abstention by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

ARTICLE IV. OFFICERS

SECTION 1. Number:

The officers of the Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board of Directors, who shall be responsible for the conduct of all meetings of the Board of Directors, and who shall perform such other duties as the Board of Directors may from time to time designate. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, with such powers, duties and responsibilities as may be specified by the Board of Directors.

SECTION 2. Election and Term of Office:

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting or if such annual meeting is not held, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3. Removal:

Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agents shall not of itself create contract rights.

SECTION 4. Vacancies:

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President:

The President shall be the principal executive officer of the Corporation, and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, either alone or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President:

In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President, if one has been appointed, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 7. Secretary:

The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

SECTION 8. Treasurer:

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VI of these By-laws; and (c) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors. If required by the Board of Directors, the Treasurer shall be given a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9. Salaries:

The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

SECTION 1. Indemnification:

The Corporation shall, to the fullest extent authorized or permitted by the Act, (a) indemnify any person, and their heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including a subsidiary corporation), limited liability company, partnership, joint venture, trust employee benefit plan or other enterprise, whether or not for profit, or by reason of anything done by such person in such capacity (collectively, “Covered Matters”) and (b) pay or reimburse the reasonable expenses incurred by such person and their heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

SECTION 2. Insurance:

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify him or her against such liability under this Article V.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts:

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans:

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc.:

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits:

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares:

Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the Board of Directors so to do, and sealed with the corporate seal. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe. Nothing in these By-laws shall prohibit the Corporation from issuing shares without certificates in accordance with the provisions of the Act.

SECTION 2. Transfer of Shares:

Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his, her or its legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person or entity in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall be determined by, and may be changed by, the Board of Directors.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X. CORPORATE SEAL

The Board of Directors, in its discretion, may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “corporate seal.”

ARTICLE XI. SUBSIDIARIES AND DIVISIONS

SECTION 1. Divisional Officers:

The Board of Directors or the President may, as they shall deem necessary, designate certain individuals as divisional officer. Any titles given to divisional officers may be withdrawn at any time, without cause, by the Board of Directors or the President. A divisional officer may, but need not be, a director or an executive officer of the Corporation. All divisional officers shall perform such duties and exercise such authority as the Board of Directors or the President shall prescribe.

SECTION 2. Subsidiaries:

The President, or any other officer, agent or proxy appointed by the Board of Directors may vote the shares of stock owned by the Corporation in any subsidiary, whether wholly or partly owned by the Corporation, in such manner as they may deem in the best interests of the Corporation, including, without limitation, for the election of directors of any such subsidiary corporation, or for any amendments to the charter or by-laws of any such subsidiary corporation, or for the liquidation, merger or sale of assets of any subsidiary corporation. The Board of Directors, the President, or any other officer, agent or proxy appointed by the Board of Directors may cause to be elected to the board of directors of any such subsidiary corporation such persons as they shall designate, any of whom may be, but need not be, directors, executive officers or other employees or agents of the Corporation. The Board of Directors, the President, or any other officer, agent or proxy appointed by the Board of Directors may instruct the directors of any such subsidiary corporation as to the manner in which they are to vote upon any issue properly coming before them as the directors of such subsidiary corporation, and such directors shall have no liability to the Corporation as the result of any action taken in accordance with such instructions.

SECTION 3. Divisional and Subsidiary Officers Not Officers of the Corporation:

Divisional officers, and the officers of any subsidiary corporation, shall not, by virtue of holding such title and position, be deemed to be officers of the Corporation, nor shall any such divisional officer or officer of a subsidiary corporation, unless they are also a director or executive officer of the Corporation, be entitled to have access to any files, records or other information relating or pertaining to the Corporation, its business and finances.

ARTICLE XII. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII. AMENDMENTS

These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.